AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 1999
                                             Registration No. 333 -_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE YORK GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                              74-0490631
      (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

  8554 Katy Freeway, Suite 200, Houston, Texas           77024
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                         1996 EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                  David F. Beck
                          8554 Katy Freeway, Suite 200
                              Houston, Texas 77024
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                  (713) 984-5500
           (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

     Approximate date of proposed offering: As soon after the effective date of this Registration Statement as options granted pursuant to the Plan are exercised or shares of Common Stock registered hereby are granted pursuant to the Plan.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:    [X]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================
     Title of         Amount      Proposed maximum       Proposed          Amount of
   securities         to be        offering price     maximum aggregate   registration
to be registered   registered(1)    per share(2)      offering price(2)       fee
----------------   -------------    ------------      -----------------       ---
Common Stock, $.01     400,000
per share par value    shares
("COMMON STOCK")                     $9.59375             $3,837,500         $1,067
=======================================================================================

(1) Represents the approximate incremental number of shares which may be purchased under the Plan described herein, as estimated solely for the purpose of calculating the registration fee. This Registration Statement also relates to such indeterminate number of additional Common Shares of Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h), based on the average high and low prices of Common Stock as reported on the Nasdaq National Market System on January 22, 1999.

    Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-21363 relating to the Plan described herein are incorporated herein by reference.

                              EXPLANATION STATEMENT

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with The York Group, Inc.'s 1996 Employee Stock Option Plan described herein.

                              --------------------
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

 EXHIBIT NO.  EXHIBIT
 -----------  -------
      5       Opinion and Consent of Locke Liddell & Sapp LLP

    23.1      Consent of Arthur Andersen LLP

    23.2 Consent of Locke Liddell & Sapp LLP (Included in Exhibit 5 to this Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of January, 1999.

                                   THE YORK GROUP, INC.


                                   By: /s/ DAVID F. BECK
                                       DAVID F. BECK,  VICE-PRESIDENT-FINANCE,
                                       CHIEF FINANCIAL OFFICER AND TREASURER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                     TITLE                         DATE
         ----------                     -----                         ----

    /s/ ROBERT T. RAKICH       Chairman of the Board            January 28, 1999
     (ROBERT T. RAKICH)            and Director

     /s/ BILL W. WILCOCK     President, Chief Executive         January 28, 1999
      (BILL W. WILCOCK)         Officer and Director
                          (Principal Executive Officer)

      /s/ DAVID F. BECK       Vice President-Finance, Chief     January 28, 1999
       (DAVID F. BECK)       Financial Officer and Treasurer
                               (Principal Financial and
                                  Accounting Officer)

     /s/ BRUCE E. ELDER               Director                  January 28, 1999
      (BRUCE E. ELDER)

     /s/ ELDON P. NUSS                Director                  January 28, 1999
      (ELDON P. NUSS)

    /s/ KIRK P. PENDLETON             Director                  January 28, 1999
     (KIRK P. PENDLETON)

    /s/ ROGER W. SEVEDGE              Director                  January 28, 1999
     (ROGER W. SEVEDGE)

     /s/ PAUL B. WILSON
      (PAUL B. WILSON)                Director                  January 28, 1999

                                  EXHIBIT INDEX

                                                                    SEQUENTIALLY
                                                                      NUMBERED
     EXHIBIT NO.       EXHIBIT                                          PAGE
     -----------       -------                                          ----
          5            Opinion and Consent of Locke Liddell
                       & Sapp LLP

         23.1          Consent of Arthur Andersen LLP

         23.2          Consent of Locke Liddell & Sapp LLP
                        (included in Exhibit 5 of this Registration Statement)